Exhibit 8.1

October 3, 2012

Wells Fargo & Company,

    420 Montgomery Street,

        San Francisco, California 94104.

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $2,973,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the Dow Jones Industrial AverageSM due October 7, 2019 as described in the Company’s Pricing Supplement No. 244 dated September 28, 2012 (“Pricing Supplement 244”) to Product Supplement No. 5 dated May 3, 2012, the Prospectus Supplement dated April 13, 2012 (the “Prospectus Supplement”) and the Prospectus dated April 13, 2012 (the “Prospectus”) contained in the Registration Statement on Form S-3, File No. 333-180728 (the “Registration Statement”), (ii) $3,911,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to a Global ETF Basket due October 7, 2019 as described in the Company’s Pricing Supplement No. 246 dated September 28, 2012 (“Pricing Supplement 246”) to Product Supplement No. 7 dated September 10, 2012, the Prospectus Supplement and the Prospectus, and (iii) $6,345,000 aggregate principal amount of Medium-Term Notes, Series K, Notes Linked to the 3 Month LIBOR due October 3, 2022 as described in the Company’s Pricing Supplement No. 251 dated September 28, 2012 (“Pricing Supplement 251”) to the Prospectus Supplement and the Prospectus. We hereby confirm our opinion as set forth under the heading “Material Tax Consequences” in Pricing Supplement 244, under the heading “Material Tax Consequences” in Pricing Supplement 246, and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 251.

We hereby consent to the reference to us under the heading “Material Tax Consequences” in Pricing Supplement 244, under the heading “Material Tax Consequences” in Pricing Supplement 246, and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 251 and to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities

Wells Fargo & Company

and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP